EXHIBIT 2.1

PROCERA NETWORKS, INC.

SUBSCRIPTION AGREEMENT

Restricted Common Stock at $1.00 per Share
and Warrants with an exercise price of $1.50 per Share

1.    Subscription:

(a)    The undersigned (individually and/or collectively, the “Participant”) hereby applies to purchase shares of restricted common stock (the "Shares" or the “Common Stock”) and warrants convertible into shares of restricted Common Stock (“Warrants”) of Procera Networks, Inc., a Nevada corporation (the “Company”), in accordance with the terms and conditions of this Subscription Agreement (the “Subscription”) and the Confidential Private Placement Memorandum to which this Subscription is attached (the “Memorandum”).

(b)    Before this Subscription is considered, the Participant must complete, execute and deliver to the Company the following:

(i)    This Subscription;

(ii)    The Registration Rights Agreement, attached to the Memorandum as Exhibit C (the “Rights Agreement”);

(iii)   The Investor Questionnaire attached to the Memorandum as Exhibit A; and

(iv)   The Participant’s check in the amount of $__________ in exchange for _________ Shares purchased, or wire transfer sent according to the Company’s instructions:

(v)    The Form of Warrant Agreement, attached to the Memorandum as Exhibit D, convertible into that number of shares of Common Stock totaling Twenty Percent (20%) of the Shares purchased by Participant in this Offering. The Warrants shall have an exercise price of $1.50 per share.

(c)    This Subscription is irrevocable by the Participant.

(d)    This Subscription is not transferable or assignable by the Participant.

(e)    This Subscription may be rejected in whole or in part by the Company in its sole discretion. In the event this Subscription is rejected by the Company, all funds and documents tendered by the Participant shall be returned.

(f)    The Company’s placement agent, Chadbourn Securities, Inc., and/or other advisors, placement agents, broker dealers and/or finders (collectively the “Placement Agent”) shall receive total cash fees not to exceed 8% of the proceeds raised in this Offering from investors introduced to the Company by Placement Agent plus total warrants not to exceed 10% of the shares of common stock purchased in this Offering from investors introduced to the Company by Placement Agent, exercisable at the Offering Price. Cash fees not to exceed 1% of the proceeds raised in this Offering from investors introduced to the Company by other than the Placement Agent and total warrants not to exceed 5% of the shares of common stock purchased in this Offering from investors introduced to the Company by other than the Placement Agent, exercisable at the Offering Price, shall be paid to the Placement Agent. The Company has also agreed to indemnify the Placement Agent against certain civil liabilities, including liabilities under the Securities Act. The Placement Agent has agreed to offer the Shares on an agency and “best efforts” basis.

___________	Subscription Agreement
Participant’s Initials	Procera Networks, Inc.

(g)    This Offering, as defined in the Memorandum, is scheduled to close no later than December 31, 2006 at 5:00 P.M. Pacific Standard Time (the “Closing Date”), provided, however, that the Company, at its sole election, may extend this Offering up to an additional sixty (60) days. The Target Offering is for up to 5,000,000 shares of common stock and warrants convertible to purchase up to 1,000,000 shares of common stock at an exercise price of $1.50 per share, but this Offering has no prescribed minimum amount and the Company may accept smaller amounts from participants or have multiple closings of this Offering.

(h)    Until the registration statement contemplated by the Rights Agreement is declared effective, Participant hereby agrees not to, and will cause its affiliates not to, enter into any “put equivalent position” as such term is defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended, or short sale position with respect to the Company’s securities.

2.    Representations by Participant. In consideration of the Company’s acceptance of the Subscription, Participant makes the following representations and warranties to the Company and to its principals, jointly and severally, which warranties and representations shall survive any acceptance of the Subscription by the Company:

(a)    Prior to the time of purchase of any Shares, Participant received a copy of the Memorandum. Participant has reviewed the Memorandum and the Company’s filings with the Securities and Exchange Commission (the “Public Information”). Participant has had the opportunity to ask questions and receive any additional information from persons acting on behalf of the Company to verify Participant’s understanding of the terms thereof and of the Company’s business and status thereof. Participant acknowledges that no officer, director, broker-dealer, placement agent, finder or other person affiliated with the Company has given Participant any information or made any representations, oral or written, other than as provided in the Memorandum and the Public Information, on which Participant has relied upon in deciding to invest in the Shares, including without limitation, any information with respect to future operations of the Company or the economic returns which may accrue as a result of the purchase of the Shares.

(b)    Participant acknowledges that Participant has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the Shares.

(c)    The Shares are being purchased for Participant’s own account for long-term investment and not with a view to immediately re-sell the Shares. No other person or entity will have any direct or indirect beneficial interest in, or right to, the Shares. Participant or its agents or investment advisors have such knowledge and experience in financial and business matters that will enable Participant to utilize the information made available to it in connection with the purchase of the Shares to evaluate the merits and risks thereof and to make an informed investment decision.

___________	Subscription Agreement
Participant’s Initials	Procera Networks, Inc.

(d)    Participant acknowledges that the Shares and the shares underlying the Warrants have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under the California Securities Law, or any other applicable blue sky laws, in reliance, in part, on Participant’s representations, warranties and agreements made herein.

(e)    Other than the rights specifically set forth in this Subscription, the Warrant Agreement and the Rights Agreement, Participant represents, warrants and agrees that the Company and the officers of the Company (the “Company’s Officers”) are under no obligation to register or qualify the Shares under the Securities Act or under any state securities law, or to assist the undersigned in complying with any exemption from registration and qualification.

(f)    Participant represents that Participant meets the criteria for participation because: (i) Participant has a preexisting personal or business relationship with the Company or one or more of its partners, officers, directors or controlling persons; or (ii) by reason of Participant’s business or financial experience, or by reason of the business or financial experience of its financial advisors who are unaffiliated with, and are not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, Participant is capable of evaluating the risk and merits of an investment in the Shares and of protecting its own interests;

(g)    Participant represents that Participant is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and Participant has executed the Investor Questionnaire attached to the Memorandum as Exhibit A.

(h)    Participant understands that the Shares and Warrants are illiquid, and until registered with the Securities Exchange Commission, or an exemption from registration becomes available, cannot be readily sold as there will not be a public market for them, and that Participant may not be able to sell or dispose of the Shares, or to utilize the Shares as collateral for a loan. Participant must not purchase the Shares unless Participant has liquid assets sufficient to assure Participant that such purchase will cause it no undue financial difficulties, and that Participant can still provide for current and possible personal contingencies, and that the commitment herein for the Shares, combined with other investments of Participant, is reasonable in relation to its net worth.

(i)    Participant understands that the right to transfer the Shares and Warrants will be restricted unless the transfer is not in violation of the Securities Act, the California Securities Law, and any other applicable state securities laws (including investment suitability standards), that the Company will not consent to a transfer of the Shares unless the transferee represents that such transferee meets the financial suitability standards required of an initial participant, and that the Company has the right, in its absolute discretion, to refuse to consent to such transfer.

(j)    Participant has been advised to consult with its own attorney or attorneys regarding all legal matters concerning an investment in the Company and the tax consequences of purchasing the Shares, and have done so, to the extent Participant considers necessary.

(k)    Participant acknowledges that the tax consequences of investing in the Company will depend on particular circumstances, and neither the Company, the Company’s Officers, any other investors, nor the partners, shareholders, members, managers, agents, officers, directors, employees, affiliates or consultants of any of them, will be responsible or liable for the tax consequences to Participant of an investment in the Company. Participant will look solely to and rely upon its own advisers with respect to the tax consequences of this investment

___________	Subscription Agreement
Participant’s Initials	Procera Networks, Inc.

(l)     All information which Participant has provided to the Company concerning Participant, including but not limited to, its financial position and its knowledge of financial and business matters, is truthful, accurate, correct, and complete as of the date set forth herein.

(l)    Each certificate or instrument representing securities issuable pursuant to this Agreement will be endorsed with the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

3.    Representations and Warranties by the Company. The Company represents and warrants that:

(a)    Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of the Company.

(b)    Outstanding Stock. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)    Authority; Enforceability. This Subscription, the Warrant Agreement and the Rights Agreement delivered together with this Subscription or in connection herewith have been duly authorized, executed, and delivered by the Company and are valid and binding agreements, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Subscription, the Rights Agreement and the Warrant Agreement and to perform its obligations hereunder and under all other agreements entered into by the Company relating hereto.

(d)    Consents. No consent, approval, authorization, or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, the National Association of Securities Dealers, Inc., the Over the Counter Bulletin Board (the “OTC Bulletin Board”), nor the Company's stockholders is required for execution of this Subscription, and all other agreements entered into by the Company relating thereto, including, without limitation, the issuance and sale of the Shares, and the performance of the Company's obligations hereunder and under all such other agreements.

___________	Subscription Agreement
Participant’s Initials	Procera Networks, Inc.

(e)    The Shares. The Shares, and the shares of common stock issuable upon conversion of the Warrants, upon issuance:

(i)    are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii)    have been, or will be, duly and validly authorized and on the date of issuance, fully paid and nonassessable;

(iii)   will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

(iv)   will not subject the holders thereof to personal liability by reason of being such holders.

(f)    Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding, or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company that would affect the execution by the Company or the performance by the Company of its obligations under this Subscription, and all other agreements entered into by the Company relating hereto. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, which litigation, if adversely determined, could have a material adverse effect on the Company.

(g)    Reporting Company. The Company is a publicly held company subject to reporting obligations pursuant to Sections 15(d) and 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has a class of common shares registered pursuant to Section 12(g) of the Exchange Act.

(h)    No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

(i)    Listing. The Company's common stock is listed for trading on the OTC Bulletin Board. The Company has not received any oral or written notice that its common stock will be delisted from the OTC Bulletin Board nor that its common stock does not meet all requirements for the continuation of such quotation.

4.    Agreement to Indemnify Company. Participant hereby agrees to indemnify and hold harmless the Company, its principals, the Company’s officers, directors attorneys, and agents, from any and all damages, costs and expenses (including actual attorneys’ fees) which they may incur: (i) by reason of Participant’s failure to fulfill any of the terms and conditions of this Subscription; (ii) by reason of Participant’s breach of any of representations, warranties or agreements contained in this Subscription, Investor Questionnaire, the Rights Agreement or any other document attached to the Memorandum; or (iii) with respect to any and all claims made by or involving any person, other than Participant personally, claiming any interest, right, title, power, or authority in respect to the Shares. Participant further agrees and acknowledges that these indemnifications shall survive any sale or transfer, or attempted sale or transfer, of any portion of the Shares.

___________	Subscription Agreement
Participant’s Initials	Procera Networks, Inc.

5.    Subscription Binding on Heirs, etc. This Subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors and assigns of the Participant. If the undersigned is more than one person, the obligations of the undersigned shall be joint and several and the representations and warranties shall be deemed to be made by and be binding on each such person and his or her heirs, executors, administrators, successors, and assigns.

6.    Execution Authorized. If this Subscription is executed on behalf of a corporation, partnership, trust or other entity, the undersigned has been duly authorized and empowered to legally represent such entity and to execute this Subscription and all other instruments in connection with the Shares and the signature of the person is binding upon such entity.

7.    Adoption of Terms and Provisions. The Participant hereby adopts, accepts and agrees to be bound by all the terms and provisions hereof.

8.    Governing Law. This Subscription shall be construed in accordance with the laws of the State of California.

Name (please print):

If entity named above,	By:
Its:

Social Security or Taxpayer I.D. Number:

Business Address (including zip code):

Business Phone:

Residence Address (including zip code):

Residence Phone:

All communications to be sent to:

________Business or        _________Residence Address

___________	Subscription Agreement
Participant’s Initials	Procera Networks, Inc.

Please indicate below the form in which you will hold title to your interest in the Shares. PLEASE CONSIDER CAREFULLY. ONCE YOUR SUBSCRIPTION IS ACCEPTED, A CHANGE IN THE FORM OF TITLE CONSTITUTES A TRANSFER OF THE INTEREST IN THE SHARES AND MAY THEREFORE BE RESTRICTED BY THE TERMS OF THIS SUBSCRIPTION, AND MAY RESULT IN ADDITIONAL COSTS TO YOU. Participants should seek the advice of their attorneys in deciding in which of the forms they should take ownership of the interest in the Shares, because different forms of ownership can have varying gift tax, estate tax, income tax, and other consequences, depending on the state of the inves-tor's domicile and his or her particular personal circumstances.

________INDIVIDUAL OWNERSHIP (one signature required)

________JOINT TENANTS WITH RIGHT OF SURVIVORSHIP AND NOT AS TENANTS IN COMMON (both or all parties must sign)

________COMMUNITY PROPERTY (one signature required if interest held in one name, i.e., managing spouse; two signatures required if interest held in both names)

________TENANTS IN COMMON (both or all parties must sign)

________GENERAL PARTNERSHIP (fill out all documents in the name of the PARTNERSHIP, by a PARTNER authorized to sign)

________LIMITED PARTNERSHIP (fill out all documents in the name of the LIMITED PARTNERSHIP, by a GENERAL PARTNER authorized to sign)

________LIMITED LIABILITY COMPANY (fill out all documents in the name of the LIMITED LIABILITY COMPANY, by a member authorized to sign)

________CORPORATION (fill out all documents in the name of the CORPORATION, by the President or other officer authorized to sign)

________TRUST (fill out all documents in the name of the TRUST, by the Trustee, and include a copy of the instrument creating the trust and any other documents necessary to show the investment by the Trustee is authorized. The date of the trust must appear on the Notarial where indicated.)

___________	Subscription Agreement
Participant’s Initials	Procera Networks, Inc.

Subject to acceptance by the Company, the undersigned has completed this Subscription Agreement to evidence his/her subscription for participation in the Shares of the Company, this _______ day of ________________, at _________________________.

PARTICIPANT

(Signature

By:

Its:

The Company has accepted this subscription this _____ day of _________________________

“COMPANY”

PROCERA NETWORKS, INC.,
a Nevada corporation

By:
Douglas Glader, CEO

Address for notice:

Procera Networks, Inc.
100 Cooper Court
Los Gatos, CA 95032
Attn: Jay Zerfoss

___________	Subscription Agreement
Participant’s Initials	Procera Networks, Inc.